Exhibit 99.1

FOR IMMEDIATE RELEASE

Medalist Diversified REIT Provides Update on its Commercial and Hotel Properties

Richmond, Virginia, September 3, 2020 – Medalist Diversified REIT, Inc. (Nasdaq: MDRR) (the “Company”) a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions, is pleased to provide this property update.

Commercial Properties

Our company owns three retail properties and one flex center property in the Southeast. As of today, each of our company’s properties are open and operating. The occupancy rate of each property is as follows:

Hanover Square Shopping Center – Located in Mechanicsville Virginia – 94.6% occupied

Ashley Plaza Shopping Center - Located in Goldsboro, North Carolina – 98.0% occupied

Franklin Square Shopping Center - Located in Gastonia, North Carolina – 83.3% occupied

Brookfield Flex/Industrial Center – Located in Greenville, North Carolina – 93.8% occupied

While our company has granted relief to certain tenants through rent deferral and abatement agreements due to the impact of COVID-19, during the months of July and August, our company received 85% of contractual base rents across its portfolio.

Hotels Properties

Though the REIT’s hotel properties (the Hampton Inn and the Clemson Best Western Property) have experienced a reduction in occupancy rates due to Covid 19, both hotels continue to be open and operating. The Hampton Inn Property in Greensboro, North Carolina had an occupancy rate of 64.6% during July and 49.96% in August. The Clemson Best Western Plus Hotel in Clemson, South Carolina had an occupancy rate of 22.7% in July and 27.1% in August. Clemson University is expected to open on September 21st and currently has a slate of activities scheduled during the fall months, including graduation in October, and home football games with fans attending at 20% of the stadium’s capacity. We can provide no assurance that Clemson University will open on the date or terms expected at all or whether the home football games will occur with or without fans.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions. The Company's strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to property management while monitoring the middle market real estate markets in the southeast for acquisition opportunities and disposal of properties as considered appropriate. For more information on Medalist, please visit the Company website at https://www.medalistreit.com.

Safe Harbor Disclosure

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the most recent Prospectus filed with the SEC on February 14, 2020, and in the Company’s other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.